SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Heidrick & Struggles International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

AND

PROXY STATEMENT

DATE:	May 24, 2006
TIME:	9:00 a.m. Central Daylight Time
PLACE:	Mid-America Club 200 E. Randolph Drive, 80th Floor Chicago, IL 60601

April 21, 2006

Greetings to the stockholders of Heidrick & Struggles International, Inc. I am pleased to invite you to attend our Annual Meeting of Stockholders.

The meeting will be held on May 24, 2006 at 9:00 a.m. Central Daylight Time at the Mid-America Club located at 200 E. Randolph Drive, 80th Floor, Chicago, Illinois.

The Notice of Annual Meeting of Stockholders accompanying this letter describes the business we will be transacting at the meeting.

Whether or not you plan to attend the annual meeting in person, I urge you to sign and date the enclosed Proxy Card and return it as soon as possible so that your shares will be represented at the meeting. The vote of every stockholder is important!

I look forward to seeing you on May 24th.

Sincerely,

Thomas J. Friel

Chairman and Chief Executive Officer

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

233 South Wacker Drive, Suite 4200

Chicago, Illinois 60606-6303

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE:	May 24, 2006
TIME:	9:00 a.m. Central Daylight Time
PLACE:	Mid-America Club 200 E. Randolph Drive, 80th Floor Chicago, Illinois 60601

Dear Stockholders:

At our annual meeting, we will ask you to

I.	Elect three (3) directors; and

II.	Transact any other business that may properly come before the annual meeting, or any adjournment of the annual meeting.

If you were a stockholder of record at the close of business on April 7, 2006, you are entitled to vote at the annual meeting or any adjournment of the meeting. A stockholder list will be available at our principal executive offices located at 233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606, beginning April 25, 2006 during normal business hours, for examination by any stockholder registered on our stock ledger as of April 7, 2006, for any purpose germane to the annual meeting.

Your attention is called to the accompanying Proxy Card and Proxy Statement. A copy of our Annual Report to Stockholders (including our Annual Report on Form 10-K) for the year ended December 31, 2005 is also enclosed.

Sincerely,

K. Steven Blake

Secretary

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the annual meeting in person, please sign and return the Proxy Card in the enclosed postage prepaid envelope so your shares may be voted.

VOTING INFORMATION

Proxy Solicitation.    We are furnishing you with this Proxy Statement in connection with the solicitation of your proxy for our Annual Meeting of Stockholders to be held on May 24, 2006 and at any adjournment thereof. This solicitation is being made by mail. We may also use our officers and other employees to solicit proxies from stockholders, personally or by telephone, facsimile, letter or electronic mail. We will pay all costs associated with our solicitation of proxies. If we request nominees and brokers to solicit their principals and customers for their proxies, we will reimburse the nominees and brokers for their reasonable out-of-pocket expenses.

Annual Meeting of Stockholders.    Our Annual Meeting of Stockholders will be held on May 24, 2006 at 9:00 a.m. Central Daylight Time at the Mid-America Club located at 200 E. Randolph Drive, 80th Floor, Chicago, Illinois. This Proxy Statement is first being mailed on or about April 21, 2006 to our stockholders entitled to notice of, and to vote at, the annual meeting.

Record Date.    Each share of our common stock that you owned as of April 7, 2006, the record date for the annual meeting, entitles you to one vote. On April 7, 2006 there were 19,585,095 shares of our common stock outstanding.

Quorum.    A quorum of stockholders is necessary for us to hold a valid meeting. If at least a majority of our common stock is present in person or by proxy, a quorum will exist. The inspector of election appointed for the annual meeting will determine whether a quorum is present. Abstentions and broker non-votes are counted as present to establish a quorum. A broker non-vote occurs when a broker does not vote on some matters presented at the meeting because the broker does not have authority to do so.

Voting.    You may vote on the proposals presented at the annual meeting in one of two ways:

•	By Proxy: You can vote your shares by signing, dating and returning the enclosed Proxy Card. If you do this, the individuals named on the card will vote your shares in the manner you indicate and in their discretion on any other matters that may properly come before the meeting. You may specify on your Proxy Card how you would like your shares voted. If you do not indicate instructions on the card, your shares will be voted for the election of each individual nominated for director; or

•	In Person: You may come to the annual meeting and cast your vote.

If you grant us a proxy, you may revoke your proxy at any time before it is exercised by (1) sending notice to our Secretary at our principal executive offices in writing; (2) providing to us a later-dated proxy; or (3) attending the annual meeting in person and voting your shares. Merely attending the annual meeting, without further action, will not revoke your proxy.

Required Vote.    A plurality of the votes cast at the annual meeting is required for the election of directors (Proposal I). This means that the three director nominees receiving the highest number of votes cast “FOR” will be elected. Only votes “FOR” will affect the outcome. Abstentions and broker non-votes are not counted for purposes of the election of directors.

If your broker holds your shares in its name, the broker is permitted to vote your shares for the election of each nominee for director even if the broker does not receive voting instructions from you. If your broker does receive voting instructions from you, it must vote in accordance with these instructions.

The inspector of election appointed for the annual meeting will tabulate votes.

DESCRIPTION OF OUR CAPITAL STOCK

Our Amended and Restated Certificate of Incorporation provides for our authorized capital stock to consist of 100,000,000 shares of common stock, $.01 par value per share, of which 19,585,095 shares were issued and outstanding on April 7, 2006; and 10,000,000 shares of preferred stock, $.01 par value per share, none of which has been issued. Our common stock is included for quotation on the NASDAQ National Market under the symbol “HSII.”

Each stockholder is entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to receive dividends if and when dividends are declared by our Board of Directors and out of funds legally available, after payment of dividends required to be paid on outstanding preferred stock, if any. To date, we have not declared any dividends. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and accrued but unpaid dividends and liquidation preferences on any outstanding preferred stock. The shares of common stock have no preemptive or conversion rights and are not subject to our further calls or assessment. There are no redemption or sinking fund provisions applicable to the common stock.

VOTING SECURITIES OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock, which is the only outstanding class of voting securities and equity securities of our company, as of April 7, 2006 (except where otherwise noted) by (1) our directors, (2) each of our named executive officers, (3) each person known to us to be the beneficial owner of 5% or more of our outstanding shares of common stock and (4) all of our directors and executive officers as a group. On April 7, 2006, there were 19,585,095 shares of common stock outstanding. Unless otherwise indicated, we believe that each beneficial owner has the sole voting and sole investment power over the number of shares listed adjacent to his, her or its name.

	Shares of Common Stock Beneficially Owned (2)
Names (1)	Number	Percent
Thomas J. Friel (3) (4)	547,796	2.8
Richard I. Beattie	7,225	*
Antonio Borges	1,698	*
John A. Fazio	5,111	*
Jill Kanin-Lovers	1,642	*
Robert E. Knowling, Jr. (5)	20,225	*
Gerard R. Roche (4)	222,374	1.1
V. Paul Unruh	1,542	*
Douglas C. Yearley	3,651	*
Eileen A. Kamerick (4)	62,679	*
Bonnie W. Gwin (4)	106,566	*
L. Kevin Kelly (4)	61,137	*
Jeffrey R. Scherb (4)	104,686	*
Abrams Bison Investments, LLC (6)	1,621,732	8.3
PNC Financial Services Group, Inc. (7)	1,071,040	5.5
Eminence Capital, L.L.C. (8)	1,231,000	6.3
Barclays Global Investors, NA (9)	1,222,242	6.2
Kornitzer Capital Management, Inc. (10)	1,525,925	7.8

On April 7, 2006, the shares beneficially owned by all executive officers and directors as a group (14 persons) were:	1,189,640	6.1

*	Represents holdings of less than one percent (1%) of our outstanding shares.

(1)	The mailing address for each executive officer and director is 233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606-6303.

(2)	In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are exercisable on April 7, 2006 or which would become exercisable within 60 days of that date, are deemed issued and outstanding. These shares, however, are not deemed outstanding for purposes of computing the percentage ownership of any other stockholder.

(3)	Number includes shares held by the trustee of Heidrick & Struggles, Inc. 401(k) Profit Sharing and Retirement Plan for Mr. Friel’s account.

(4)	Number includes the right to acquire beneficial ownership of shares of common stock through stock options granted under the 1998 Heidrick & Struggles GlobalShare Program I, which were exercisable on April 7, 2006 or which would become exercisable within 60 days of that date as follows: Mr. Friel, 170,951 shares; Mr. Roche, 53,658 shares; Mr. Kelly, 26,525 shares; Mr. Scherb, 66,665 shares; Ms. Kamerick, 17,666 shares; and Ms. Gwin, 59,466 shares.

(5)	Number includes the right of Mr. Knowling to acquire beneficial ownership of 15,000 shares of common stock through stock options granted under the 1998 Heidrick & Struggles GlobalShare Program II, which were exercisable on April 7, 2006 or which would become exercisable within 60 days of that date.

(6)	Number is based on information contained in Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006. The mailing address for Abrams Bison Investments, LLC is 4800 Hampden Lane, Suite 1050, Bethesda, Maryland 20814.

(7)	Number is based on information contained in Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006. The mailing address for PNC Financial Services Group, Inc. is One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222.

(8)	Number is based on information contained in Schedule 13G filed with the Securities and Exchange Commission on December 31, 2005. The mailing address for Eminence Capital, L.L.C. is 65 East 55th Street, 25th Floor, New York, New York 10022.

(9)	Number is based on information contained in Schedule 13G filed with the Securities and Exchange Commission on December 31, 2005. The mailing address for Barclays Global Investors, NA is 45 Fremont Street, San Francisco, California 94105.

(10)	Number is based on information contained in Schedule 13G filed with the Securities and Exchange Commission on December 31, 2005. The mailing address for Kornitzer Capital Management, Inc. is 5420 West 61st Place, Shawnee Mission, Kansas 66205.

PROPOSAL I

ELECTION OF DIRECTORS

Our Board of Directors currently has nine members, two of whom are our employees and seven of whom are non-employees.

Our Board of Directors is divided into three classes for purposes of election. Our Certificate of Incorporation calls for each class to consist, as nearly as possible, of one-third of the total number of directors that make up the Board of Directors. Typically, one class is elected at each annual meeting of stockholders to serve for a three-year term. We propose that three directors be elected at the annual meeting to hold office for a three-year term expiring in 2009. Directors who are not standing for election this year will continue in office for the remainder of their respective terms.

Our Board of Directors has recommended and nominated each of the following persons to be reelected to our Board of Directors in the Class with terms expiring in 2009: Ms. Jill Kanin-Lovers and Messrs. Thomas J. Friel and Douglas C. Yearley.

The enclosed Proxy will be voted FOR the election of each of the three nominees unless it is marked to withhold authority to vote for one or more nominees. Proxies cannot be voted for more than three nominees.

If any nominee ceases to be a candidate for election for any reason, the Proxy will be voted for a substitute nominee designated by our Board of Directors. Our Board of Directors currently has no reason to believe that any nominee will not remain a candidate for election as a director or will be unwilling to serve as a director if elected.

Below is certain information about each director nominee and each director whose term of office will continue after the annual meeting. There are no family relations among any directors, executive officers, or persons nominated to become a director.

NOMINEES FOR DIRECTOR

Name	Age	Principal Occupation and Five-Year Employment History	Director Since
Jill Kanin-Lovers	54	Ms. Kanin-Lovers is the former Senior Vice President for Human Resources and Workplace Management of Avon Products, Inc., where she held that position from 1998 to 2004. Previously, Ms. Kanin-Lovers held executive-level positions in human resources at International Business Machines Corporation from 1995 to 1998 and American Express Company from 1992 to 1995. Prior to that, Ms. Kanin-Lovers worked at Towers Perrin for seventeen years, leaving that company in 1992 as a Vice President and Principal. Ms. Kanin-Lovers currently serves on the boards of directors of Alpharma, Inc., and Dot Foods, Inc.	06/2004

Thomas J. Friel	58	Mr. Friel has been our Chairman and Chief Executive Officer since June 2003. Previously, Mr. Friel was Chairman of our Technology Practice, Chairman of our Leadership Services Group and a Vice Chairman of Heidrick & Struggles from October 2001 to June 2003. Prior to that, Mr. Friel was President of Heidrick & Struggles Ventures from 1999 to 2001. Mr. Friel also served on the Heidrick & Struggles Board of Directors subsequent to our initial public offering in 1999 until 2002 when the Board was transitioned to a majority of independent directors. He joined Heidrick & Struggles, Inc., in 1979.	06/2003

Douglas C. Yearley	70	Mr. Yearley has served as Chairman Emeritus of Phelps Dodge Corporation, since 2000, and was Chairman of Phelps Dodge from 1989 until his retirement in 2000, Chief Executive Officer from 1989 to 1999, and President from 1991 to 1997. Mr. Yearley also serves on the boards of directors of Lockheed Martin Corporation, United States Steel Corporation and Marathon Oil Corporation.	04/2003

CLASS 2007 DIRECTORS

(Directors with Terms Expiring in 2007)

Name	Age	Principal Occupation and Five-Year Employment History	Director Since
Richard I. Beattie	67	Mr. Beattie has served as Chairman of Simpson Thacher & Bartlett, an international law firm, since 2004. From 1991 until 2004, he was Chairman of the Executive Committee of Simpson Thacher & Bartlett, and has practiced law at the firm since 1968. Mr. Beattie also serves on the board of directors of Harley-Davidson, Inc.	03/2002

Antonio Borges	56	Mr. Borges has served as Vice Chairman of Goldman Sachs International since 2000. Prior to that, Mr. Borges was Dean of INSEAD, widely recognized as among the world’s top-tier business schools, from 1993 to 2000. Mr. Borges serves on the boards of directors of Sonaecom, Scor S.A., Jeronimo Martins, SGPS, S.A., Caixa Seguros, Banco Santander Portugal, S.A., and CNP Assurances. Mr. Borges is also Chairman of the European Corporate Governance Institute.	04/2004

John A. Fazio	62	Mr. Fazio is the former Senior General Practice Partner of PricewaterhouseCoopers. Mr. Fazio retired from PricewaterhouseCoopers in 2000 following 35 years of service to the global accounting and professional services company. A Certified Public Accountant and a Certified Management Accountant, Mr. Fazio held a variety of senior positions in accounting, auditing, consulting, and administration at PricewaterhouseCoopers. Currently, Mr. Fazio serves on the boards of directors – and chairs the audit committees – of ImClone Systems, Inc. and Dendrite International, Inc.	09/2003

CLASS 2008 DIRECTORS

(Directors with Terms Expiring in 2008)

Name	Age	Principal Occupation and Five-Year Employment History	Director Since
Robert E. Knowling, Jr.	50	Mr. Knowling has served as Chief Executive Officer of Vercuity Inc., since April 2005. From January 2002 to April 2005, Mr. Knowling was Chief Executive Officer of the New York City Leadership Academy. From February 2001 to January 2003, Mr. Knowling was Chairman and Chief Executive Officer of Internet Access Technologies, Inc. Prior to that, Mr. Knowling was Chairman, President and Chief Executive Officer of Covad Communications from July 1998 to November 2000 (Covad Communications filed for reorganization under Chapter 11 on August 15, 2001). From March 1996 to July 1998, Mr. Knowling was Executive Vice President of Operations and Technologies at US West Communications, and Vice President of Network Operations at Ameritech Corp., from November 1994 to March 1996. Mr. Knowling serves on the boards of directors of Ariba, Inc. and The Immune Response Corporation.	09/2000

Gerard R. Roche	74	Mr. Roche has been our Senior Chairman since the merger of Heidrick & Struggles, Inc., into Heidrick & Struggles International, Inc. in 1999 (the “Merger”) and was our acting Chief Executive Officer from April 2003 until June 2003. Mr. Roche joined Heidrick & Struggles, Inc., in 1964 and was a member of the Board of Directors of Heidrick & Struggles, Inc., from 1970 until the Merger. Mr. Roche has been a member of our Board of Directors since the Merger.	02/1999

V. Paul Unruh	57	Mr. Unruh is the former Senior Vice Chairman of Bechtel Group, Inc. Mr. Unruh retired from Bechtel in 2003 after more than 25 years of service to the company. Mr. Unruh held numerous leadership positions at Bechtel, including President of Bechtel Enterprises from 1997 to 2001, Chief Financial Officer of Bechtel from 1992 to 1996, Controller from 1987 to 1991, Treasurer from 1983 to 1986 and Manager of Financial Systems Development from 1978 to 1982. Currently, Mr. Unruh serves on the boards of directors of Homestore, Inc., and VERITAS Software Corporation.	07/2004

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF JILL KANIN-LOVERS, THOMAS J. FRIEL AND DOUGLAS C. YEARLEY TO THE BOARD OF DIRECTORS.

CORPORATE GOVERNANCE

Board of Director and Stockholder Meetings.    Our Board of Directors met five times during 2005. With the exception of Richard I. Beattie, each of the directors attended at least 75% of the meetings of the Board and the committees of which they were members. It is our policy to encourage our directors to attend the annual meetings of stockholders unless circumstances impair their ability to do so. Eight of our directors attended the 2005 annual meeting of stockholders.

Board of Director Independence.    Each year, our Board of Directors reviews the relationships that each director has with us and with other parties. Only those directors who do not have any of the categorical relationships that preclude them from being independent within the meaning of applicable NASDAQ Stock Market, Inc. Marketplace Rules (the “NASDAQ Rules”), and who our Board of Directors affirmatively determines have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, are considered to be independent directors. Our Board of Directors has adopted Director Independence Standards to use in evaluating the independence of directors. After a review of the relevant information, our Board of Directors has determined that Richard I. Beattie, Antonio Borges, John A. Fazio, Jill Kanin-Lovers, Robert E. Knowling, Jr., V. Paul Unruh and Douglas C. Yearley are independent directors of the company within the meaning of applicable NASDAQ Rules and our Director Independence Standards. You can access our Director Independence Standards on the Corporate Governance portion of our website at: http://www.heidrick.com

Corporate Governance Guidelines.    Our Board of Directors has adopted corporate governance practices to help it fulfill its responsibilities to the stockholders in overseeing the work of management and our business results. These guidelines are intended to ensure that our Board of Directors has the necessary authority and practices in place to review and evaluate our business operations, as needed, and to make decisions that are independent of our management. In addition, the guidelines are intended to align the interests of directors and management with those of our stockholders. A copy of our Corporate Governance Guidelines is available on the Corporate Governance portion of our website at: http://www.heidrick.com

Stockholder Communications.    Our stockholders may communicate directly with our Board of Directors. All communications should be directed to: Corporate Secretary, Heidrick & Struggles International, Inc., 233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606. Any such communication should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or a particular director. Each communication intended for the Board of Directors or a particular director and received by the secretary will be forwarded to the specified party following its clearance through normal security procedures.

Code of Ethics.    Our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors. You can access this Code of Business Conduct and Ethics on the Corporate Governance portion of our website at: http://www.heidrick.com

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating and Board Governance Committee. Our Board of Directors has determined that all of the directors who serve on these committees are independent within the meaning of our Director Independence Standards and the applicable NASDAQ Rules, including, in the case of members of the Audit Committee, the specific independence requirements for audit committees.

Our Board of Directors has adopted a charter for each of the three standing committees. You can access these committee charters on the Corporate Governance portion of our website at: http://www.heidrick.com

Audit Committee.    The Audit Committee of the Board of Directors is presently composed of four directors, Messrs. Fazio, Knowling and Unruh and Ms. Kanin-Lovers, each of whom is independent within the meaning of applicable NASDAQ Rules. Mr. Fazio is the Chair of the Audit Committee. The Board of Directors has determined that Mr. Fazio and Mr. Unruh are “audit committee financial experts” as defined in Securities and Exchange Commission Rules. During 2005, the Audit Committee met ten times.

The Audit Committee recommends to our Board of Directors the appointment of an independent registered public accounting firm annually to audit our books and records; meets with and reviews the activities and the reports of our independent registered public accounting firm; and reports the results of the review to our Board of Directors. The Audit Committee also periodically reviews the adequacy of our internal controls and pre-approves all services to be provided to the company by our independent registered public accounting firm, KPMG LLP. These and other aspects of the Audit Committee’s authority are more particularly described in our Audit Committee Charter.

Compensation Committee.    The Compensation Committee consists of four independent directors, Messrs. Beattie, Knowling and Yearley and Ms. Kanin-Lovers. Ms. Kanin-Lovers chairs the Compensation Committee. Each member also qualifies as a “non-employee” for purposes of Section 16 of the Securities Exchange Act of 1934 and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code. The duties of the Compensation Committee are generally to review and approve employment and compensation matters involving executive officers. The Compensation Committee reviews, as appropriate, other compensation matters, including matters relating to salary, bonus, stock options and other equity and incentive arrangements. These and other aspects of the Compensation Committee’s authority are more particularly described in the Compensation Committee Charter. During 2005, the Compensation Committee met four times.

Nominating and Board Governance Committee.    The Nominating and Board Governance Committee consists of three independent directors, Messrs. Beattie, Borges and Yearley. Mr. Beattie chairs the Nominating and Board Governance Committee. The Nominating and Board Governance Committee makes recommendations to our Board of Directors concerning candidates for nomination to our Board of Directors, the membership on committees of our Board of Directors, compensation of our Board of Directors and other corporate governance matters. The Nominating and Board Governance Committee also approves all related party transactions in accordance with the applicable NASDAQ Rules. These and other aspects of the Nominating and Board Governance Committee’s authority are more particularly described in the Nominating and Board Governance Committee Charter. During 2005, the Nominating and Board Governance Committee met four times.

Director Nominating Procedures.    Directors may be nominated by the Board of Directors or by stockholders in accordance with our Bylaws. The Nominating and Board Governance Committee reviews all proposed nominees for the Board of Directors, including those proposed by stockholders, in accordance with its mandate contained in its charter. This includes a review of the person’s occupation, experience, time commitments, financial literacy, independence, judgment, understanding of our business or other related industries, and such other factors as the Nominating and Board Governance Committee determines are relevant in light of the needs of the Board of Directors and our company. The Nominating and Board Governance Committee selects qualified candidates and reviews its recommendations with the Board of Directors, which determines whether to nominate them for election to the Board of Directors. To date, the Nominating and Board Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates; however, the Nominating and Board Governance Committee has worked with search consultants from our firm to identify director candidates.

Stockholder Recommendations for Nominations.    Stockholders who wish to recommend individuals for consideration by the Nominating and Board Governance Committee to be nominees for election to the Board of Directors may do so by notifying our Corporate Secretary. In addition, our Bylaws permit stockholders to nominate directors at a stockholder meeting. To nominate a director at the 2007 Annual Meeting, a stockholder must notify our Corporate Secretary not less than sixty days, nor more than ninety days, prior to May 24, 2007.

Notices should be sent to: Corporate Secretary, Heidrick & Struggles International, Inc., 233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606. In either case, the notice must meet all of the requirements contained in our Bylaws. The notice must set forth:

(1) the name, age, business address and residence address of the proposed nominee, the class and number of voting shares of our capital stock the nominee beneficially owns and any other information relating to the nominee that is required to be disclosed in solicitations for proxies for the election of directors pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations thereunder; and

(2) as to the stockholder proposing such nominee, that stockholder’s name and address, the class and number of voting shares of our capital stock the stockholder beneficially owns, a description of all arrangements and understandings between the stockholder and the nominee or any other person (including their names) pursuant to which the nomination is made, a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person named in its notice and any other information relating to the stockholder that is required to be disclosed in solicitations for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

The notice must also be accompanied by a written consent of the proposed nominee to being both named as a nominee and to serving as a director if elected.

DIRECTOR COMPENSATION

Our directors who are also our employees do not receive any compensation for serving as directors. In 2005, each of our non-employee directors received as compensation an annual retainer of $75,000, of which $50,000 was payable in cash and $25,000 was payable in the form of restricted stock units awarded on the date of our annual meeting of stockholders (a pro-rata award of restricted stock units is made to directors who join the Board of Directors between annual meetings). These awards of restricted stock units do not vest until the earlier of the date on which a director ceases to serve on the Board or the date of a change in control of the company. In 2005, the chair of the Audit Committee received an additional annual fee of $25,000 in cash and the chairs of the other standing committees received an additional annual fee of $10,000 in cash.

Our non-employee directors may elect to defer payment of all or a portion of their cash compensation until termination of their service as directors under a deferred compensation plan. They may also elect to receive shares of common stock in lieu of the restricted stock units described above.

We reimburse all members of our Board of Directors for their out-of-pocket expenses incurred in connection with attending meetings.

EXECUTIVE COMPENSATION

The following tables and narrative text discuss the compensation awarded to, earned by or paid to (i) our Chief Executive Officer and (ii) our four other most highly compensated executive officers (other than the Chief Executive Officer) who were serving as executive officers as of December 31, 2005, during the years ended December 31, 2005, 2004 and 2003.

SUMMARY COMPENSATION TABLE

		Annual Compensation					Long-Term Compensation
							Awards		Payouts
Name and Principal Position	Year						Restricted Stock Award ($) (4)	Securities Underlying Options (#)	Long- Term Incentive Payouts	All Other Compensation ($) (5)
		Salary ($)	Bonus ($)		Other Annual Compensation ($)
Thomas J. Friel Chairman of the Board and Chief Executive Officer	2005	600,000	580,000	(2)	—		2,040,333	25,000	—	17,625,386
	2004	600,000	600,000		389,816	(3)	—	50,000	—	3,647
	2003	503,846	301,045		—		645,000	108,000	—	76,243

Bonnie W. Gwin President, Americas	2005	700,000	577,922	(6)	—		1,409,919	10,000	—	9,505
	2004	650,000	428,662	(6)	—		—	25,000	—	1,454
	2003	406,250	534,524	(6)	—		—	50,000	—	1,080

L. Kevin Kelly President, Europe, Middle East, Africa and Asia Pacific	2005 2004 2003	775,000 519,698 364,299	835,000 1,320,926 1,273,208	(7) (7) (7)	504,877 194,522 229,936	(8) (8) (8)	985,933 — 107,074	6,000 15,000 30,000	— — —	11,474 79,590 54,522

Eileen A. Kamerick Chief Financial Officer (1)	2005	450,000	327,506	(9)	—		1,408,208	13,000	—	2,610
	2004	227,692	200,000	(9)	—		—	—	—	3,150
	2003	—	—		—		—	—	—	—

Jeffrey R. Scherb Chief Technology and Operations Officer	2005	353,889	240,000	(10)	311,609	(11)	970,236	10,000	—	4,336
	2004	350,000	225,000		—		—	20,000	—	73,580
	2003	300,000	200,000		—		—	30,000	—	1,530

(1)	Ms. Kamerick was appointed Chief Financial Officer effective June 7, 2004.

(2)	For 2005, Mr. Friel received 80% of his Management bonus in cash ($580,000) and 20% of the bonus ($145,000) in restricted stock units (RSUs). The number of RSUs (4,399) was determined based on the price of our common stock on March 3, 2006, the date of the grant. Consistent with our policy, Mr. Friel also received a 10% premium on the RSU portion of his bonus (resulting in an additional award of 440 RSUs). These RSU awards have been reported in the Restricted Stock Award column of this table.

(3)	For 2004, this amount represents compensation Mr. Friel received in connection with our exercise of stock warrants obtained in connection with client search assignments, but excludes $17,272,900 of such compensation deferred by Mr. Friel under a non-qualified deferred compensation arrangement. Mr. Friel participated in these search assignments prior to his appointment as Chairman and Chief Executive Officer.

(4)

For fiscal 2005, the amounts shown reflect the dollar value of RSUs awarded to each Named Executive Officer (NEO) under our 2005 Management Incentive Plan (MIP) and the 1998 Heidrick & Struggles GlobalShare Program I (GlobalShare). The following amounts were awarded to each NEO under the MIP and GlobalShare programs (MIP/GlobalShare): Mr. Friel ($593,533/$1,446,800), Mr. Kelly ($202,018/$783,915), Ms. Gwin ($312,855/$1,097,064), Ms. Kamerick ($323,108/$1,085,100), Mr. Scherb ($246,836/$723,400). The dollar values reflected in the table are based on the fair market value of our common stock on the grant date. The following number of RSUs was awarded to each NEO under the MIP program: Mr. Friel (16,839); Mr. Kelly (5,837); Ms. Gwin (9,005); Ms. Kamerick (9,170); Mr. Scherb (7,002). These awards vest ratably over a three-year period commencing on the grant date. The following number of retention RSUs was awarded to each NEO under the GlobalShare program: Mr. Friel (40,000), Mr. Kelly (20,000), Ms. Gwin (30,000), Ms. Kamerick (30,000) and Mr. Scherb (20,000). These retention grants vest on the third anniversary of the grant date. The following number of Fee/SOB bonus RSUs were also awarded under the GlobalShare program: Mr. Kelly (1,836) and Ms. Gwin (363). These Fee/

SOB bonus RSUs vest ratably over a three-year period commencing on the grant date. As of December 31, 2005, Mr. Friel, Mr. Kelly, Ms. Gwin, Ms. Kamerick, and Mr. Scherb held 68,667; 26,219, 35,000; 36,500; and 25,000 restricted stock units, respectively, with a value as of that date of $2,200,777; $840,319; $1,121,750; $1,169,825; and $801,250, respectively.

(5)	For Mr. Friel, the 2005 amount represents the deferred balance of compensation he received in connection with our exercise of stock warrants obtained in connection with client search assignments ($17,272,900 plus $348,456 in accumulated earnings), a group term life insurance expense ($1,530) and employer 401(k) matching contributions ($2,500). For Mr. Kelly, this amount represents a group term life insurance expense ($1,530) and compensation related to medical and life insurance expenses ($9,944). For Ms. Gwin, this amount represents a group term life insurance expense ($2,040) and compensation related to employer 401(k) matching contributions ($2,500), Financial Planning ($3,150) and physical exam reimbursements ($1,815). For Ms. Kamerick, this amount represents a group term life insurance expense ($1,530) and a financial planning reimbursement ($1,080). For Mr. Scherb, this amount represents a group term life insurance expense ($1,836), and compensation related to employer 401(k) matching contributions ($2,500). There is no perquisite disclosure because the amounts provided to each NEO do not exceed the minimum $50,000 disclosure threshold.

(6)	For 2005, Ms. Gwin received 80% of her Management bonus in cash ($480,000), and 20% of the bonus ($120,000) in RSUs. The number of RSUs (3,641) was determined based on the price of our common stock on March 3, 2006, the date of the grant. Consistent with our policy, Ms. Gwin also received a 10% premium on the RSU portion of her bonus (resulting in an additional award of 364 RSUs). Ms. Gwin also received a Fee/SOB bonus. For 2005, Ms. Gwin received 90% of her Fee/SOB bonus in cash ($97,922), and 10% of the bonus ($11,968) in RSUs. These RSU awards have been reported in the Restricted Stock Award column of this table. For fiscal 2004 and 2003, Ms. Gwin’s bonus was comprised of a Management component ($350,000 and $125,000, respectively) and a Fee/SOB component ($78,662 and $409,524, respectively).

(7)	For 2004 and 2003, Mr. Kelly’s bonus was comprised of a Fee/SOB component ($1,092,680 and $987,373, respectively) and a Management component ($228,296 and $285,835, respectively). For 2005, Mr. Kelly’s bonus was comprised of a Management component of $340,000 and a guaranteed component of $495,000. For 2005, Mr. Kelly received 80% of his Management bonus in cash ($340,000) and 20% of the bonus ($85,000) in RSUs. The number of RSUs (2,579) was determined based on the price of our common stock on March 3, 2006, the date of the grant. Consistent with our policy, Mr. Kelly also received a 10% premium on the RSU portion of his bonus (resulting in an additional award of 258 RSUs). These RSUs have been reported in the Restricted Stock Award column of this table. For 2005, compensation for January through June for Mr. Kelly was calculated on a monthly basis converting Japanese Yen to U.S. Dollars using the exchange rate in effect on the last day of each month. Compensation for Mr. Kelly for the period July through December was paid in U.S. Dollars. For 2004, compensation for the period was calculated as of December 31, 2004, using an exchange rate of 0.009704 Japanese Yen to 1 U.S. Dollar. Compensation for 2003 was calculated as of December 31, 2003 using an exchange rate of 0.0093410 Japanese Yen to 1 U.S. Dollar.

(8)	For all reporting periods, this amount represents compensation for housing allowance, relocation and other expatriate expenses and reimbursements.

(9)	For 2005, Ms. Kamerick received 80% of her Management bonus in cash ($320,000) and 20% of the bonus ($80,000) in RSUs. The number of RSUs (2,427) was determined based on the price of our common stock on March 3, 2006, the date of the grant. Consistent with our policy, Ms. Kamerick also received a 10% premium on the RSU portion of her bonus (resulting in an additional award of 243 RSUs). These RSU awards have been reported in the Restricted Stock Award column of this table. In 2005, Ms. Kamerick also received a Fee/SOB bonus in the amount of $7,506. In 2004, Ms. Kamerick also received a guaranteed Management bonus of $200,000.

(10)	For 2005, Mr. Scherb received 80% of his Management bonus in cash ($240,000) and 20% of the bonus ($60,000) in RSUs. The number of RSUs (1,820) was determined based on the price of our common stock on March 3, 2006, the date of the grant. Consistent with our policy, Mr. Scherb also received a 10% premium on the RSU portion of his bonus (resulting in an additional award of 182 RSUs). These RSUs have been reported in the Restricted Stock Awards column of this table.

(11)	This amount represents compensation for commuting, taxable moving expenses, and other expatriate expenses and reimbursements.

OPTION GRANT TABLE

(Options granted in fiscal year 2005)

	Individual Grants
	Number of Securities Underlying Options Granted (1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
Name					5%	10%
Thomas J. Friel	25,000	17.24%	$36.17	03/10/2010	$249,828	$552,054
Bonnie W. Gwin	10,000	6.90%	$36.17	03/10/2010	$99,931	$220,821
L. Kevin Kelly	6,000	4.14%	$36.17	03/10/2010	$59,959	$132,493
Eileen A. Kamerick	13,000	8.97%	$36.17	03/10/2010	$129,910	$287,068
Jeffrey R. Scherb	10,000	6.90%	$36.17	03/10/2010	$99,931	$220,821

(1)	The options reflected in the table are nonqualified stock options subject to a three-year vesting schedule. One third of the option vests each year on the anniversary of the date of the grant, March 10, 2005. In addition, the options vest in full upon a change in control of our company.

(2)	The values in these columns are based upon calculations assuming the 5% and 10% annual stock price appreciation rates specified by the Securities and Exchange Commission. These assumed rates are not intended to forecast future price appreciation of the common stock. Actual gains, if any, on stock option exercises are dependent upon the future market performance of the common stock and the date on which the options are exercised.

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Realized Value ($)	Number of Unexercised Options at Fiscal Year-End Exercisable/ Unexercisable (#)	Value of Unexercised In-the-Money Options at Fiscal Year-End Exercisable/ Unexercisable ($) (1)
Thomas J. Friel	0	0	141,709/95,911	$1,954,183/860,423
Bonnie W. Gwin	22,000	$489,900	30,933/43,534	$453,608/420,008
L. Kevin Kelly	11,634	$264,889	9,220/26,413	$25,250/253,949
Eileen A. Kamerick	0	0	13,333/39,667	$66,798/133,602
Jeffrey R. Scherb	0	0	46,666/33,334	$717,263/268,837

(1)	Number computed based on the excess of $32.05 (the closing price of our common stock on December 31, 2005) over the stock option exercise price. The actual value, if any, that the individual may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so there can be no assurance the value realized will be at or near the value estimated.

EMPLOYMENT AGREEMENTS

Thomas J. Friel.    In connection with his appointment as Chief Executive Officer, we entered into an employment agreement with Mr. Friel, effective June 24, 2003. The 2003 agreement provides for Mr. Friel to receive a base annual salary of $600,000 and to participate in the Performance Share Plan (“PSP”), annual Management Incentive Plan (“MIP”), and Management Stock Option Plan (“MSOP”) at the levels determined by the Compensation Committee of the Board of Directors. Mr. Friel’s employment agreement will automatically extend for additional periods of twelve months unless either party provides notice of non-renewal at least six months prior to the end of the term.

Bonnie W. Gwin.    In connection with her assignment as Regional Managing Partner, North America, we entered into an employment agreement with Ms. Gwin, effective June 9, 2003. This agreement provides for Ms. Gwin to receive an annual base salary of $350,000 and to participate in the PSP and the annual MIP and MSOP at the levels determined by the Compensation Committee of the Board of Directors. Ms. Gwin was appointed President, Americas effective April 1, 2005.

Eileen A. Kamerick.    In connection with her joining the company, we entered into an employment agreement with Ms. Kamerick, effective June 1, 2004. The agreement provides for Ms. Kamerick to receive an annual base salary of $400,000 and to participate in the MIP and MSOP at the levels determined by the Compensation Committee of the Board of Directors.

L. Kevin Kelly.    In connection with his assignment as President, Europe, Middle East and Africa and Asia Pacific, we entered into an employment agreement with Mr. Kelly, effective November 1, 2005. The agreement provides for Mr. Kelly to receive an annual base salary of $300,000, an annual management salary of $425,000, and to participate in the MIP and MSOP at the levels determined by the Compensation Committee of the Board of Directors. For 2005 and 2006, the agreement provides that Mr. Kelly is to receive salary and bonuses totaling no less than $1,750,000 and $1,500,000, respectively. The agreement also provides for certain expatriate adjustments and reimbursements, including reimbursement of relocation, housing and educational expenses.

Jeffrey R. Scherb.    In connection with his assignment to the company’s London, England office, we entered into an employment agreement with Mr. Scherb, effective June 17, 2005. The agreement provides for Mr. Scherb to receive an annual base salary of $400,000, and to participate in the MIP and MSOP at the levels determined by the Compensation Committee of the Board of Directors. The agreement also provides for tax equalization consistent with the company’s tax equalization policy as well as certain expatriate adjustments and reimbursements, including reimbursement of relocation, housing and educational expenses.

All of the named executive officers are participants in our Change in Control Severance Plan (the “CIC Plan”) at the top tier described below, and in our severance plan (the “Severance Plan”) at the top management level described below.

We established and maintain the CIC Plan in order to secure, in our best interests and the best interest of our stockholders, the continued services, dedication and objectivity of certain of our key employees in the event of any threat or occurrence of a change in control (as defined in the CIC Plan). The CIC Plan provides that upon our termination of a participant’s employment without cause or the participant’s resignation for good reason (as those terms are defined in the CIC Plan) within the two-year period commencing on a change in control, we will pay such participant a lump-sum cash payment equal to one or two times the sum of the participant’s base salary and bonus amount (as defined in the CIC Plan). Top-tier executives will receive two times base salary and bonus and other participants will receive one times base salary and bonus. The participant is also entitled to any accrued but unpaid compensation, as well as the continuation of certain benefits. In addition, for top-tier executives, upon the occurrence of a change in control, we will accelerate the vesting of certain awards granted to such participants under the GlobalShare Program and other compensatory plans maintained by us and such participants may receive golden parachute gross-up payments. In order to receive any severance payments under the CIC Plan, the participant must waive his or her rights to any severance payments that he or she is entitled to receive under any other severance plan or employment agreement maintained by us. Each participant must also agree to abide by certain restrictive covenants, including covenants barring the participant from competing with us or soliciting any of our clients or employees for a period of one year.

The Severance Plan provides severance benefits that are payable to a participant upon the involuntary termination of such participant’s employment for any reason other than cause (as defined in the Severance Plan). Participants in the Severance Plan are not eligible to receive benefits in the cases of voluntary resignation, commencement of a leave of absence, retirement, death or disability. In cases where the participant’s employment is terminated by reason of the transfer to an affiliated business, the sale of the company or all or part of our assets or the outsourcing of a division, department, business unit or function, benefits will be provided only if a new offer of employment with us or any of our affiliates has not been made to the affected participant. Executive officers participating in the Severance Plan at the top management level will receive a severance payment equal to one year of base salary plus a target bonus amount. All severance payments, however, are capped at two times the participant’s “annual compensation” (as defined in the Department of Labor Regulations). To receive any payment of severance benefits under the Severance Plan in excess of two weeks’ base salary, the participant must sign a release.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of four independent directors (Messrs. Knowling, Beattie and Yearley and Ms. Kanin-Lovers). During 2005, no person who was a member of the Compensation Committee was one of our officers or employees, nor did any of our executive officers serve as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee. From time to time, our Chief Executive Officer, certain other officers and outside consultants may attend meetings of the Compensation Committee, but none of our officers may be present during discussions or deliberations regarding his or her own compensation, nor may they vote on any matters brought before the Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

Compensation Philosophy.    We believe that executive compensation should be directly linked to increased stockholder value. Our approach to executive compensation is designed to support achieving our key business objectives, to align the executives’ interests with those of our stockholders and to enable us to attract, retain and reward key personnel. It has been, and currently is, our philosophy to position our total compensation for our executives and other key employees at levels competitive with those of comparable executive recruiting and human capital consulting firms.

Relationship of Company Performance to Executive Compensation.    Our executive compensation is comprised of three components: base salary, short-term cash incentives and long-term stock-based incentives, each of which is intended to serve the overall compensation program. Our salary levels are intended to be consistent with competitive pay practices and level of responsibility, with salary increases reflecting competitive trends, our overall financial performance, and general economic conditions as well as a number of factors relating to the particular employee, including his or her performance and the level of experience, ability and knowledge required for the job. In determining competitive compensation standards, the Compensation Committee utilizes studies from an independent third-party compensation consultant.

The Compensation Committee has approved a management incentive compensation program that consists of an annual Management Incentive Plan (“MIP”), a Management Stock Option Plan (“MSOP”) and additional stock-based awards made pursuant to the company’s GlobalShare Program. These plans provide for designated participants to receive annual and longer-term incentive compensation and seek to ensure that incentive compensation for senior executives is uniformly aligned to company performance.

The MIP is an annual bonus program designed to link participant performance with the attainment of pre-established company-wide, strategic business unit and individual performance goals. It provides for an annual bonus ranging from 0% to 150% of target incentive compensation. Bonuses are paid in cash for awards up to 90% of short-term incentive compensation, with 10% paid in the form of restricted stock units. For select members of senior management, bonuses are paid in cash for awards up to 80% of short-term incentive compensation, with 20% paid in the form of restricted stock units.

The MSOP is designed to align the interests of executives and stockholders with the common goal of increasing stockholder value. It provides for annual grants of non-qualified stock options. Generally, the options vest over a three-year period, are forfeited in the event the participant is not in our employ on the vesting date and have a five-year term.

Given the mandate to expense the value of employee stock options, and in an effort to keep executive compensation competitive with our peers, the company has increasingly utilized restricted stock units as a means of providing long-term stock based compensation. These awards are granted pursuant to the company’s GlobalShare Program. The Compensation Committee determines who should receive grants, when grants should be made, the type of grants to be made, the applicable vesting schedules and the number of shares subject to each award. Generally, the restricted stock units vest over a three-year period and are forfeited in the event the participant is not in our employ on the vesting date. Together with the MSOP grants, these awards are intended to tie the value of executive compensation to the long-term value of the company’s common stock. The stock-based awards granted by the Compensation Committee typically utilize vesting periods in order to encourage key employees to remain employed by the company. In general, the Compensation Committee bases its decision regarding the grant of stock-based compensation on recommendations of management and the committee’s third party compensation consultant, with the intention of keeping the executive’s overall compensation, including the stock-based component of that compensation, at a competitive level with comparable executive recruiting and human capital consulting firms.

Certain of our executives and other designated employees are also provided an opportunity to participate in our U.S. Employee Deferred Compensation Plan, a nonqualified deferred compensation plan, under which participants are allowed to defer a portion of their compensation. Deferred amounts are held in a trust. Participants defer recognizing taxable income on the amount held for their benefit until the amounts are paid. Participants normally receive the deferred amounts upon retirement.

Compensation of the Chief Executive Officer.    Mr. Friel became our Chief Executive Officer on June 24, 2003, having held numerous leadership positions with the firm since joining us in 1979. Effective June 24, 2003, we entered into a contract with Mr. Friel under which Mr. Friel receives a salary of $600,000 per year with a target bonus of $600,000. In setting both the cash and equity elements of Mr. Friel’s compensation, the Compensation Committee made an overall assessment of Mr. Friel’s leadership in establishing our long-term and short-term strategic, operational and business goals. Mr. Friel’s total compensation reflects a consideration of both competitive factors and our performance against an operating margin target and other strategic objectives established by the Compensation Committee. For 2005, Mr. Friel received his base salary of $600,000 and incentive compensation consisting of a bonus of $725,000, (20%, or $145,000, of which was paid in restricted stock units), options to purchase 25,000 shares of company common stock and 12,000 restricted stock units. In addition, in March of 2005 Mr. Friel received a retention grant of 40,000 restricted stock units as part of the company’s overall retention program for top management. These restricted stock units vest on or about March 10, 2008.

Certain Tax Matters.    Section 162 (m) of the Internal Revenue Code limits the deduction a publicly held corporation is allowed for compensation paid to the chief executive officer and to the four most highly compensated executive officers other than the chief executive officer. Generally, amounts in excess of $1 million paid to a covered executive, other than performance-based compensation, cannot be deducted. We consider ways to maximize the deductibility of executive compensation but reserve the right to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent. As a result, some portion of executive compensation paid to an executive officer whose compensation is subject to the deduction limits described above may not be deductible in the United States.

THE COMPENSATION COMMITTEE

Jill Kanin-Lovers (Chair)

Richard I. Beattie

Robert E. Knowling, Jr.

Douglas C. Yearley

PERFORMANCE GRAPH

The following performance graph compares the annual percentage change in our cumulative total stockholder return for the last five fiscal years with the cumulative total stockholder return of the NASDAQ Composite Index and a Peer Group constructed by us. Cumulative total stockholder return for each of the periods shown in the graph is measured assuming an initial investment of $100 as of December 31, 2000, and assumes the reinvestment of any dividends paid.

Our current Peer Group is comprised of 13 publicly traded companies that are engaged principally, or in significant part, in executive search consulting, leadership consulting services and/or staffing. We believe that they constitute the best approximation of a peer group among companies that were publicly traded for the period being evaluated. Many of our direct competitors who specialize in senior-level executive search are privately held firms.

The returns of each company in the Peer Group have been weighted according to their respective stock market capitalization at the beginning of each measurement period for purposes of arriving at a Peer Group average. Previously, the members of the Peer Group were Korn/Ferry International, Monster Worldwide, Inc., Hudson Highland Group, Inc., Hewitt Associates, Inc., and Whitehead Mann Group PLC. For 2005, we have broadened our Peer Group to include Watson Wyatt Worldwide, Inc., Caldwell Partners International Inc., Kelly Services, Inc., Manpower Inc., Robert Half International Inc., Spherion Corporation, Kforce Inc. and MPS Group, Inc.

The stock price performance depicted in this graph is not necessarily indicative of future price performance. This graph will not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed soliciting material or deemed filed under those Acts.

Measurement Period (1)	HSII ($)	NASDAQ ($)	Old Peer Group ($)	New Peer Group ($)
12/00	100.00	100.00	100.00	100.00
12/01	43.15	79.53	74.51	90.43
12/02	34.88	56.34	22.32	55.29
12/03	51.83	83.81	38.57	83.23
12/04	81.47	91.33	53.51	100.71
12/05	76.20	93.30	57.83	111.29

(1)	Based on $100 invested on December 31, 2000 in our common stock, the Nasdaq Composite Stock Index and the Peer Group Index. Total return assumes reinvestment of dividends.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is responsible for providing general oversight of our financial accounting and reporting processes, selection of critical accounting policies, and system of internal controls. The Audit Committee is presently comprised of four directors, Messrs. Knowling, Fazio and Unruh and Ms. Kanin-Lovers, each of whom is independent within the meaning of applicable NASDAQ Rules. The Board of Directors has determined that John A. Fazio and V. Paul Unruh are “audit committee financial experts” as defined in Securities and Exchange Commission rules. During 2005, the Audit Committee met ten times.

As part of its oversight of our financial statements, the Audit Committee reviews and discusses with both management and our independent registered public accounting firm, KPMG LLP all annual and quarterly financial statements prior to their issuance. The Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of our disclosure control structures, including our internal controls.

The Audit Committee has discussed with KPMG LLP the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended (“Communication with Audit Committees”). The Audit Committee has also discussed with KPMG LLP matters relating to its independence including the written disclosures and letter from KPMG LLP to the Audit Committee pursuant to Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), as currently in effect.

The Audit Committee’s meetings include, whenever appropriate, executive sessions with KPMG LLP and with our director of internal audit, in each case without the presence of management, to raise and discuss any issues they may have about the financial statements and the adequacy and proper functioning of our internal and disclosure control systems and procedures.

In performing these functions, the Audit Committee acted and continues to act only in an oversight capacity on behalf of the Board of Directors. Management has primary responsibility for our financial statements and the overall reporting process, including our systems of internal and disclosure controls. In its oversight role, the Audit Committee necessarily relies on the procedures, work and assurances of management. KPMG LLP has audited the annual financial statements prepared by management, expressed an opinion as to whether those financial statements fairly present our financial position, results of operation and cash flows in conformity with generally accepted accounting principles in the U.S., and discussed any issues they believe should be raised with the Audit Committee.

During 2005, management documented, tested and evaluated our internal controls pursuant to the requirements of the Sarbanes-Oxley Act of 2002. Management and KPMG LLP kept the Audit Committee apprised of the company’s progress at each regularly scheduled Audit Committee meeting. Management has provided the Audit Committee with a report on the effectiveness of our internal controls. The Audit Committee has reviewed management’s assessment of the effectiveness of our internal controls and KPMG LLP’s report theron included in our Annual Report on Form 10-K for the year ended December 31, 2005.

Based on the above mentioned reviews and discussions with management and our independent registered public accounting firm, the undersigned Audit Committee members recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2005. The Audit Committee has also recommended that KPMG LLP be selected as our independent registered public accounting firm for 2006.

THE AUDIT COMMITTEE

John A. Fazio (Chair)

Robert E. Knowling, Jr.

Jill Kanin-Lovers

V. Paul Unruh

INDEPENDENT AUDITORS

As recommended by the Audit Committee, the Board of Directors has appointed KPMG LLP as our independent registered public accounting firm for 2006. Representatives of KPMG LLP are expected to be present at our annual meeting. KPMG LLP will be provided the opportunity to make a statement at the annual meeting if they desire to do so and will be available to respond to appropriate questions from stockholders.

All services provided by KPMG LLP in 2005 were, and all services to be provided by KPMG LLP in 2006 will be, permissible under applicable laws and regulations. All services provided by KPMG LLP are pre-approved by the Audit Committee.

The table below sets forth the fees billed by KPMG LLP for professional services for the last two fiscal years.

Fee Category	2005	% of Total	2004	% of Total
Audit Fees (1)	$1,754,700	98%	$2,198,400	99%
Audit-Related Fees (2)	21,000	1%	19,000	1%
Tax Fees (3)	11,000	1%	8,395	0%
All Other Fees	—	—	—	—

Total Fees	$1,786,700	100%	$2,225,759	100%

(1)	Fees for professional services rendered for the audit of our annual consolidated financial statements, reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q, statutory audits required internationally and the audit of our internal controls over financial reporting.

(2)	Fees for professional services rendered related to the audit of an employee benefit plan.

(3)	Fees for tax compliance services.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 2005, companies associated with our Directors have been our clients and have entered into transactions within the ordinary course of business. However, we have no reportable “certain relationships and transactions.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our officers and directors, and persons who own ten percent (10%) or more of a registered class of our equity securities, file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission. These officers, directors and persons holding ten percent (10%) or more of our outstanding shares of common stock are also required by the Securities and Exchange Commission rules to furnish us with copies of all forms they file.

Based solely on a review of the copies of the forms and written representations from certain reporting persons, we believe that, during 2005, all forms required under Section 16(a) applicable to our officers, directors, and persons holding ten percent (10%) or more of our outstanding shares of common stock were filed on a timely basis except that a Form 4 (reporting a single transaction) for Jill Kanin-Lovers and three Forms 4 (each reporting a single transaction) for Gerard R. Roche, were each filed late.

STOCKHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING

Advance Notice Procedures.     Under our Amended and Restated Bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote at the meeting who has delivered advance notice to us. The advance notice must contain certain information specified in our Amended and Restated Bylaws and be delivered to our Secretary at our principal executive offices (233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606) not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting. These requirements are separate from and in addition to the Securities and Exchange Commission’s requirements that a stockholder must meet in order to have a stockholder proposal included in our Proxy Statement for the 2007 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“SEC Rule 14a-8”).

Stockholder Proposals to be Included in the Proxy Statement.    Proposals of our stockholders intended to be included in our proxy materials for the 2007 Annual Meeting of Shareholders must be received by our Secretary at our principal executive offices by December 22, 2006. Stockholders interested in submitting a proposal for inclusion in our proxy materials for the 2007 Annual Meeting of Stockholders may do so by following the procedures prescribed in SEC Rule 14a-8. A proposal that does not comply with the applicable requirements of SEC Rule 14a-8 will not be included in our proxy materials for the 2007 Annual Meeting of Stockholders.

OTHER MATTERS

As of the date of this Proxy Statement, the above is the only business we are aware of that is to be acted upon at the annual meeting. If, however, other matters should properly come before us at the annual meeting, the persons named in the proxy will vote on those matters according to their best judgment.

By the order of the Board of Directors,

K. Steven Blake

Secretary

Chicago, Illinois

April 21, 2006

YOUR VOTE IS IMPORTANT. THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU APPROVE EACH OF THE PROPOSALS LISTED BELOW.

[Front]

PROXY FOR ANNUAL MEETING

This Proxy is Solicited on Behalf of the Board of Directors of

Heidrick & Struggles International, Inc.

233 South Wacker Drive, Suite 4200

Chicago, Illinois 60606-6303

I hereby appoint K. Steven Blake and Eileen A. Kamerick, or each of them as Proxies, with full power of substitution to vote, as directed, all the shares of common stock of Heidrick & Struggles International, Inc. held of record by me as of April 7, 2006 at the Annual Meeting of Stockholders to be held on May 24, 2006, or any adjournment of the meeting. This Proxy authorizes each of them to vote in their discretion on any matter that may properly come before the annual meeting or any adjournment of the meeting.

I. ELECTION OF DIRECTORS (Mark only one box).

FOR ☐ all nominees listed below (except as marked to the contrary below)		WITHHOLD AUTHORITY ☐ to vote for all nominees listed below

Nominees: Thomas J. Friel
Jill Kanin-Lovers
Douglas C. Yearley

(INSTRUCTION: To withhold authority to vote for any individual nominee, check the “FOR” box and strike a line through the nominee’s name in the list above.)

II.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OF THE MEETING.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Proposal I.

Please sign your name on the reverse side of this Proxy Card exactly as it appears below.

(Affix Mailing Label Here)

[Reverse Side]

PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

IF YOU HOLD SHARES AS JOINT TENANTS, BOTH YOU AND THE CO-OWNERS MUST SIGN. If you are signing as executor, trustee, guardian or in another representative capacity, please provide your full title. If you are a corporation, please sign in full corporate name by the president or other authorized officer. If you are a partnership, please sign in partnership name by an authorized person.

Your signature

Signature of co-owner, if held jointly

YOUR VOTE MUST BE INDICATED (X) IN BLACK OR BLUE INK.